EXHIBIT 99.1

Quanex Building Products Corporation Completes Acquisition of Assets of Alumco

HOUSTON, Dec. 31, 2012 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX), a leading manufacturer of engineered materials, components and systems serving domestic and international window and door OEMs through its Engineered Products and Aluminum Sheet Products Groups, today announced it has completed the acquisition of the assets of Alumco, Inc. and its subsidiaries. The assets purchased include Aluminite, a leading screen producer for the vinyl window and door industry.

Quanex Building Products Corporation is a ROIC-driven company that grows shareholder returns through a combination of organic growth and strategic acquisitions. The Company is listed on the NYSE under the symbol NX. For further information, visit the Company's website at www.quanex.com.

The Quanex Building Products Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1117

Statements in this press release that reflect future expectations or beliefs are forward-looking statements and are based on current expectations. Actual results or events involve risks and uncertainties and may differ materially from this release. For a more complete discussion of factors, risks, and uncertainties that may affect the company's future performance, please refer to the company's Form 10-K filing on December 31, 2012, under the Securities Exchange Act of 1934 ("Exchange Act"), in particular the section titled, "Private Securities Litigation Reform Act" contained therein.

CONTACT: Financial Contact:
         Marty Ketelaar
         713-877-5402

         Media Contact:
         Valerie Calvert
         713-877-5305

         For additional information, please visit www.quanex.com